EMPLOYMENT AGREEMENT

                                LOUIS PEROSI, JR.

      This Employment Agreement has been entered into on this 18th day of April, 2000, between Louis Perosi, Jr. (the "EMPLOYEE") and Axxexs.com Incorporated (the "COMPANY"). The Employee and the Company have agreed that the Employee shall be employed under the following terms and conditions:

      1. Term of Employment: The Employee has been employed by the Company without an Employee Agreement since 1992. The term of this Agreement shall be from April 18, 2000 to April 18, 2002 unless extended by written Agreement.

      2. Compensation: The Employee will be paid an annual compensation of Thirty Nine Thousand dollars ($39,000.00), to be paid in weekly installments of Seven Hundred Fifty dollars ($ 750.00) each Friday of each week of the year.

      3. Reimbursement: It is anticipated that the Employee may incur expenses in the course of doing business for the Company. The Employee shall be reimbursed for all reasonable expenses, upon presentation to the Company. An itemized expense report supplied to the Company with receipts for such expenses, above the amount of One Hundred dollars ($ 100.00), will be required for reimbursement of such larger expense items. These include such items as auto repair, etc.

      4. Leave Time: The Employee shall be entitled to 15 days of paid vacation time per year and every year thereafter. It is understood that unused vacation days are not accumulative and cannot be used in subsequent years.

      5. Duties of Employee: The Employee is being employed as President of the Company, and the Employee's duties consist of the following:

                  The general administration of the Company in all areas from supervision and marketing to sales and public relations. The President of the company shall be responsible to the Board of Directors.

      It is further understood that the Employee, during the course of his/her employment, will devote his/her time, energy and attention to the business of the Company.

6. Sick Leave, Disability: The Employee shall be entitled to 30 days of paid sick leave during each year the Employee is employed by the Company. It is understood that unused sick leave days cannot be accumulated for use in subsequent years. In the event, due to illness or incapacity, the Employee cannot perform his/her duties, for a period longer than the allowed number of sick days, and after the Employee has used up his/her allotted sick days, the Employee shall be entitled to receive compensation in the reduced amount of Five Hundred dollars ($ 500.00) per week for a period of Thirty (30) additional days.

7. Termination: In the event the Employee is terminated for cause, the Company shall have no obligations to the Employee other than to pay the Employee up to the date of discharge. In the event the Company decides to terminates the Employee without cause before the date set out in Paragraph 1 above, the Company shall give the Employee a Three (3) month notice of such termination. Upon completion of the notice period, the Employee shall receive a severance payment of Fifteen Thousand dollars ($15,000), less all applicable taxes. The Company can terminate this Agreement upon 30 day's notice to the Employee, without obligation to provide severance payment, in the event the Company (i) terminates operations and liquidates the business and assets, or (ii) is acquired by an unrelated company or individual.

8. Other Benefits: The Company will provide a medical plan for the Employee that Employee shall contribute to. In addition, the Company shall provide the Employee with a cost of living benefit of $210 per week upon presentation of such expenses.

9. Oral Modifications: This Agreement is the entire agreement between the Company and the Employee and may only be modified by a signed written Agreement by both the Company and the Employee.

10. In the event that a court of competent jurisdiction determines that any provision of this Agreement is not enforceable for any reason, in whole or in part, this Agreement shall not be void, but shall be enforced to the extent that this Agreement and the challenged provision, are enforceable by the court under its originally executed form by the Company and the Employee.

The laws of the State of New Jersey shall govern this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the 18th day of April, 2000.

                                     Company
                                       By:

                             ____________________________________________
                             Louis Elwell, Director

                             ____________________________________________
                             Jeffrey Augen, Director

                             ____________________________________________
                             Maurice Leonardo, Director

                             ____________________________________________
                             Louis Anthony Perosi, Director

Employee:

_____________________________
Louis Perosi, Jr.